EXHIBIT 99.1

HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com

News Release
HP Inc. Reports Hewlett-Packard Company Fiscal 2015 Full-Year and Fourth Quarter Results
Editorial contacts HP Inc. Media Relations MediaRelations@hp.com HP Inc. Investor Relations investorrelations@hp.com

PALO ALTO, Calif., Nov. 24, 2015 — HP Inc. (NYSE: HPQ); Hewlett Packard Enterprise Company (NYSE: HPE)

HP Inc. today announced Hewlett-Packard Company financial results for fiscal 2015 and the fourth quarter ended October 31, 2015. These results include Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”), Hewlett-Packard Company’s former enterprise technology infrastructure, software, services and financing businesses, which separated from Hewlett-Packard Company on November 1, 2015.  In connection with this separation, Hewlett-Packard Company changed its name to HP Inc. effective as of October 31, 2015.  Accordingly, references to “HP” in this news release refer to Hewlett-Packard Company with respect to events occurring on or prior to October 31, 2015, and to HP Inc. with respect to events occurring after October 31, 2015.

●	Fiscal 2015 net revenue of $103.4 billion, down 7% from the prior-year period and down 2% on a constant currency basis
●	Fiscal 2015 non-GAAP diluted net earnings per share of $3.59, within the previously provided outlook of $3.59 to $3.65 per share
●	Fiscal 2015 GAAP diluted net earnings per share of $2.48, above the previously provided outlook of $1.87 to $1.93 per share
●	Fiscal 2015 cash flow from operations of $6.5 billion, down 47% from the prior-year period
●	Returned $4.1 billion to shareholders in the form of share repurchases and dividends in fiscal 2015, which was in excess of 100% of fiscal 2015 free cash flow
●	Fourth quarter net revenue of $25.7 billion, down 9% from the prior-year period and down 3% on a constant currency basis
●	Fourth quarter non-GAAP diluted net earnings per share of $0.93, within the previously provided outlook of $0.92 to $0.98 per share
●	Fourth quarter GAAP diluted net earnings per share of $0.73, above the previously provided outlook of $0.12 to $0.18 per share

●	Fourth quarter cash flow from operations of $2.6 billion, down 3% from the prior-year period
●	Returned $0.6 billion to shareholders in the form of share repurchases and dividends in the fourth quarter
●	Operating company net cash of $3.1 billion, a sequential improvement of $1.2 billion

HP fiscal 2015 full-year and fourth quarter financial performance

	FY15	FY14	Y/Y	Q4 FY15	Q4 FY14	Y/Y
GAAP net revenue ($B)	$103.4	$111.5	(7%)	$25.7	$28.4	(9%)
GAAP operating margin	5.3%	6.4%	(1.1 pts.)	3.4%	6.7%	(3.3 pts.)
GAAP net earnings ($B)	$4.6	$5.0	(9%)	$1.3	$1.3	(1%)
GAAP diluted net earnings per share	$2.48	$2.62	(5%)	$0.73	$0.70	4%
Non-GAAP operating margin	8.8%	8.8%	0.0 pts.	9.1%	9.6%	(0.5 pts.)
Non-GAAP net earnings ($B)	$6.6	$7.1	(8%)	$1.7	$2.0	(16%)
Non-GAAP diluted net earnings per share	$3.59	$3.74	(4%)	$0.93	$1.06	(12%)
Cash flow from operations ($B)	$6.5	$12.3	(47%)	$2.6	$2.7	(3%)

Information about HP's use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Fiscal 2015 net revenue of $103.4 billion was down 7% from the prior-year period and down 2% on a constant currency basis.

Fiscal 2015 GAAP diluted net earnings per share (EPS) was $2.48, down from $2.62 in the prior-year period and above the previously provided outlook of $1.87 to $1.93 per share. Fiscal 2015 non-GAAP diluted net EPS was $3.59, down from $3.74 in the prior-year period and within the previously provided outlook of $3.59 to $3.65 per share. Fiscal 2015 non-GAAP net earnings and non-GAAP diluted net EPS exclude (i) net income tax benefits of $0.8 billion and $0.44 per diluted share, respectively, related to one-time, non-cash entries comprised of a number of different tax items, including the reversal of a previously recorded US tax valuation allowance and (ii) after-tax costs of $2.8 billion and $1.55 per diluted share, respectively, related primarily to separation costs, restructuring charges and the amortization of intangible assets.

Fourth quarter net revenue of $25.7 billion was down 9% from the prior-year period and down 3% on a constant currency basis.

Fourth quarter GAAP diluted net EPS was $0.73, up from $0.70 in the prior-year period and above the previously provided outlook of $0.12 to $0.18 per share. Fourth quarter non-GAAP diluted net EPS was $0.93, down from $1.06 in the prior-year period and within the previously provided outlook of $0.92 to $0.98. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude (i) net income tax benefits of $0.8 billion and $0.45 per diluted share, respectively, related to one-time, non-cash entries comprised of a number of different tax items, including the reversal of a previously recorded US tax valuation allowance and (ii) after-tax costs of $1.2 billion and $0.65 per diluted share, respectively, related primarily to separation costs, restructuring charges and the amortization of intangible assets.

Asset management
HP generated $2.6 billion in cash flow from operations in the fourth quarter, down 3% from the prior-year period. Inventory ended the quarter at $6.5 billion, up 3 days year over year to 30 days. Accounts receivable ended the quarter at $13.4 billion, up 3 days year over year to 47 days. Accounts payable ended the quarter at $16.0 billion, up 7 days year over year to 74 days.

HP's dividend payment of $0.176 per share in the fourth quarter resulted in cash usage of $337 million. HP also utilized $301 million of cash during the quarter to repurchase approximately 10.8 million shares of common stock in the open market. HP ended the quarter with $17.7 billion in gross cash.

HP generated $6.5 billion in cash flow from operations in fiscal 2015.  HP utilized almost $2.9 billion of cash during fiscal 2015 to repurchase approximately 82 million shares of common stock in the open market.  When combined with the $1.2 billion of cash used to pay dividends in fiscal 2015, HP returned over 100% of its free cash flow to shareholders in fiscal 2015.

Fiscal 2015 fourth quarter segment results (Segment results related to Hewlett Packard Enterprise will not be included going forward)

●
Personal Systems revenue was down 14% year over year with a 3.8% operating margin. Commercial revenue decreased 15% and Consumer revenue decreased 12%. Total units were down 12% with Desktops units down 17% and Notebooks units down 5%.

●	Printing revenue was down 14% year over year with a 17.4% operating margin. Total hardware units were down 17% with Commercial hardware units down 23% and Consumer hardware units down 14%. Supplies revenue was down 10%.
●
Enterprise Group revenue was up 2% year over year with a 14.0% operating margin. Industry Standard Servers revenue was up 5%, Storage revenue was down 7%, Business Critical Systems revenue was down 8%, Networking revenue was up 35% and Technology Services revenue was down 11%.

●	Enterprise Services revenue was down 9% year over year with an 8.2% operating margin. Application and Business Services revenue was down 5% and Infrastructure Technology Outsourcing revenue declined 11%.
●	Software revenue was down 7% year over year with a 30.1% operating margin. License revenue was down 6%, support revenue was down 9%,

professional services revenue was down 3% and software-as-a-service (SaaS) revenue was down 2%.
●	HP Financial Services revenue was down 11% year over year with a 2% increase in net portfolio assets and a 4% decrease in financing volume. The business delivered an operating margin of 10.8%.

Outlook for HP Inc.
Beginning in the first fiscal quarter of 2016, HP Inc. will make a reporting change related to non-operational pension and post-retirement items.  Specifically, the change relates to the expected market-driven performance of the plan assets and interest rate movements and infrequent events in determining pension and post-retirement benefit income or expense.  These items include interest cost, expected return on plan assets, amortized actuarial losses or gains, and curtailments and settlements. The company considers these market-related items to be outside the operational performance of the business and will exclude them from the  non-GAAP financial presentation.

Accordingly, for fiscal 2016, HP estimates non-GAAP diluted net EPS to be in the range of $1.59 to $1.69 and GAAP diluted net EPS to be in the range of $1.50 to $1.60. Fiscal 2016 non-GAAP diluted net EPS estimates exclude after-tax costs estimated to be approximately $0.09 per share, related primarily to the exclusion of non-operating pension and post retirement benefit income, as well as restructuring charges, separation costs and the amortization of intangible assets.

For the fiscal 2016 first quarter, HP estimates non-GAAP diluted net EPS to be in the range of $0.33 to $0.38 and GAAP diluted net EPS to be in the range of $0.27 to $0.32. Fiscal 2016 first quarter non-GAAP diluted net EPS estimates exclude after-tax costs estimated to be approximately $0.06 per share, related primarily to the exclusion of non-operating pension and post-retirement benefit income, as well as the restructuring charges, separation costs, and the amortization of intangible assets.

The free cash flow outlook is updated to be $2.4 billion to $2.7 billion for fiscal 2016, down $100 million due to the payment of separation costs that moved from fiscal 2015 to fiscal 2016.

“In these challenging markets, we are taking decisive actions that will protect our core business which generates the majority of our cash flows” said Dion Weisler, president and chief executive officer, HP Inc.  “We firmly believe in our strategy and, given our scale, innovation, channel reach and brand, we are well positioned to gain profitable share in the markets where we choose to play.”

More information on HP Inc.'s earnings, including additional financial analysis and an earnings overview presentation, is available on HP Inc.'s Investor Relations website at www.hp.com/investor/home.

HP Inc.'s fourth quarter 2015 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2015Q4Webcast.

About HP Inc.
HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (GAAP) basis, HP provides net revenue on a constant currency basis, as well as non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. HP also provides forecasts of non-GAAP diluted net earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, net earnings, diluted net earnings per share, cash and cash equivalents, cash flow from operations, investment in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of restructuring plans and any resulting cost savings or net revenue or profitability improvements; the future performances of the post-separation companies; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the separation transaction or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the separation transaction and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2015.

As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015. HP assumes no obligation and does not intend to update these forward-looking statements.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2015	July 31, 2015	October 31, 2014

Net revenue	$25,714	$25,349	$28,406

Costs and expenses:
Cost of sales	19,363	19,317	21,425
Research and development	934	893	876
Selling, general and administrative	3,089	2,962	3,364
Amortization of intangible assets	246	242	226
Restructuring charges	591	25	604
Acquisition and other related charges	20	47	3
Separation costs	509	401	-
Defined benefit plan settlement charges	54	114	-
Impairment of data center assets	-	136	-
Total costs and expenses	24,806	24,137	26,498

Earnings from operations	908	1,212	1,908

Interest and other, net	(318)	(108)	(146)

Earnings before taxes	590	1,104	1,762

Valuation allowances, net, and separation taxes	803	-	-
Provision for taxes	(70)	(250)	(432)

Net earnings	$1,323	$854	$1,330

Net earnings per share:
Basic	$0.73	$0.47	$0.71
Diluted	$0.73	$0.47	$0.70

Cash dividends declared per share	$-	$0.35	$-

Weighted-average shares used to compute net earnings per share:
Basic	1,802	1,805	1,862
Diluted	1,821	1,828	1,896

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (In millions, except per share amounts)

	Twelve months ended October 31,
	2015	2014
	(Unaudited)

Net revenue	$103,355	$111,454

Costs and expenses:
Cost of sales	78,596	84,839
Research and development	3,502	3,447
Selling, general and administrative	12,185	13,353
Amortization of intangible assets	931	1,000
Restructuring charges	1,017	1,619
Acquisition and other related charges	90	11
Separation costs	1,259	-
Defined benefit plan settlement charges	168	-
Impairment of data center assets	136	-
Total costs and expenses	97,884	104,269

Earnings from operations	5,471	7,185

Interest and other, net	(739)	(628)

Earnings before taxes	4,732	6,557

Valuation allowances, net, and separation taxes	803	-
Provision for taxes	(981)	(1,544)

Net earnings	$4,554	$5,013

Net earnings per share:
Basic	$2.51	$2.66
Diluted	$2.48	$2.62

Cash dividends declared per share	$0.67	$0.61

Weighted-average shares used to compute net earnings per share:
Basic	1,814	1,882
Diluted	1,836	1,912

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended October 31, 2015	Diluted net earnings per share	Three months ended July 31, 2015	Diluted net earnings per share	Three months ended October 31, 2014	Diluted net earnings per share

GAAP net earnings	$1,323	$0.73	$854	$0.47	$1,330	$0.70

Non-GAAP adjustments:
Amortization of intangible assets	246	0.14	242	0.13	226	0.12
Restructuring charges	591	0.33	25	0.01	604	0.32
Acquisition and other related charges	20	0.01	47	0.03	3	-
Separation costs	509	0.28	401	0.22	-	-
Defined benefit plan settlement charges	54	0.03	114	0.06	-	-
Impairment of data center assets	-	-	136	0.07	-	-
Separation costs in interest and other, net(a)	167	0.09	-	-	-	-
Adjustments for taxes	(420)	(0.23)	(215)	(0.11)	(149)	(0.08)
Valuation allowances, net, and separation taxes	(803)	(0.45)	-	-	-	-
Non-GAAP net earnings	$1,687	$0.93	$1,604	$0.88	$2,014	$1.06

GAAP earnings from operations	$908		$1,212		$1,908

Non-GAAP adjustments:
Amortization of intangible assets	246		242		226
Restructuring charges	591		25		604
Acquisition and other related charges	20		47		3
Separation costs	509		401		-
Defined benefit plan settlement charges	54		114		-
Impairment of data center assets	-		136		-
Non-GAAP earnings from operations	$2,328		$2,177		$2,741

GAAP operating margin	4%		5%		7%
Non-GAAP adjustments	5%		4%		3%
Non-GAAP operating margin	9%		9%		10%

(a)	Includes costs related to early debt settlement.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31, 2015	Diluted net earnings per share	Twelve months ended October 31, 2014	Diluted net earnings per share

GAAP net earnings	$4,554	$2.48	$5,013	$2.62

Non-GAAP adjustments:
Amortization of intangible assets	931	0.51	1,000	0.52
Restructuring charges	1,017	0.55	1,619	0.85
Acquisition and other related charges	90	0.05	11	0.01
Separation costs	1,259	0.69	-	-
Defined benefit plan settlement charges	168	0.09	-	-
Impairment of data center assets	136	0.07	-	-
Separation costs in interest and other, net(a)	167	0.09	-	-
Adjustments for taxes	(927)	(0.50)	(498)	(0.26)
Valuation allowances, net, and separation taxes	(803)	(0.44)	-	-
Non-GAAP net earnings	$6,592	$3.59	$7,145	$3.74

GAAP earnings from operations	$5,471		$7,185

Non-GAAP adjustments:
Amortization of intangible assets	931		1,000
Restructuring charges	1,017		1,619
Acquisition and other related charges	90		11
Separation costs	1,259		-
Defined benefit plan settlement charges	168		-
Impairment of data center assets	136		-
Non-GAAP earnings from operations	$9,072		$9,815

GAAP operating margin	5%		6%
Non-GAAP adjustments	4%		3%
Non-GAAP operating margin	9%		9%

(a)	Includes costs related to early debt settlement.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	As of October 31,
	2015	2014
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$17,433	$15,133
Accounts receivable	13,363	13,832
Financing receivables	2,918	2,946
Inventory	6,485	6,415
Other current assets	11,588	11,819

Total current assets	51,787	50,145

Property, plant and equipment	11,090	11,340

Long-term financing receivables and other assets	9,050	8,454

Goodwill and intangible assets	34,955	33,267

Total assets	$106,882	$103,206

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$2,885	$3,486
Accounts payable	15,956	15,903
Employee compensation and benefits	3,608	4,209
Taxes on earnings	830	1,017
Deferred revenue	6,199	6,143
Other accrued liabilities	12,713	12,977

Total current liabilities	42,191	43,735

Long-term debt	21,780	16,039

Other liabilities	14,760	16,305

Stockholders' equity:
HP stockholders' equity	27,768	26,731
Non-controlling interests	383	396

Total stockholders' equity	28,151	27,127

Total liabilities and stockholders' equity	$106,882	$103,206

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended October 31,
	2015	2014

Cash flows from operating activities:
Net earnings	$1,323	$1,330
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,007	1,075
Stock-based compensation expense	234	128
Provision for doubtful accounts and inventory	111	62
Restructuring charges	591	604
Deferred taxes on earnings	(1,598)	95
Excess tax benefit from stock-based compensation	(21)	(9)
Other, net	355	16

Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	(627)	355
Financing receivables	(257)	80
Inventory	137	(211)
Accounts payable	389	716
Taxes on earnings	938	18
Restructuring	(237)	(456)
Other assets and liabilities	264	(1,102)
Net cash provided by operating activities	2,609	2,701

Cash flows from investing activities:
Investment in property, plant and equipment	(961)	(956)
Proceeds from sale of property, plant and equipment	114	141
Purchases of available-for-sale securities and other investments	(79)	(79)
Maturities and sales of available-for-sale securities and other investments	56	123
Payments made in connection with business acquisitions, net of cash acquired	(27)	(29)
Proceeds from business divestitures, net	90	6
Net cash used in investing activities	(807)	(794)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(2,559)	59
Proceeds from debt, net of issuance costs	14,765	272
Payment of debt	(13,225)	(583)
Settlement of cash flow hedge	28	-
Issuance of common stock under employee stock plans	68	54
Repurchase of common stock	(301)	(750)
Excess tax benefit from stock-based compensation	21	9
Cash dividends paid	(337)	(309)
Net cash used in financing activities	(1,540)	(1,248)

Increase in cash and cash equivalents	262	659
Cash and cash equivalents at beginning of period	17,171	14,474
Cash and cash equivalents at end of period	$17,433	$15,133

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions)

	Twelve months ended October 31,
	2015	2014
	(Unaudited)

Cash flows from operating activities:
Net earnings	$4,554	$5,013
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	4,061	4,334
Stock-based compensation expense	709	560
Provision for doubtful accounts and inventory	376	266
Restructuring charges	1,017	1,619
Deferred taxes on earnings	(700)	(34)
Excess tax benefit from stock-based compensation	(145)	(58)
Other, net	1,031	81

Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	572	2,017
Financing receivables	(65)	420
Inventory	(330)	(580)
Accounts payable	31	1,912
Taxes on earnings	(137)	310
Restructuring	(1,243)	(1,506)
Other assets and liabilities	(3,241)	(2,021)
Net cash provided by operating activities	6,490	12,333

Cash flows from investing activities:
Investment in property, plant and equipment	(3,603)	(3,853)
Proceeds from sale of property, plant and equipment	424	843
Purchases of available-for-sale securities and other investments	(259)	(1,086)
Maturities and sales of available-for-sale securities and other investments	302	1,347
Payments made in connection with business acquisitions, net of cash acquired	(2,644)	(49)
Proceeds from business divestitures, net	246	6
Net cash used in investing activities	(5,534)	(2,792)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	74	148
Proceeds from debt, net of issuance costs	20,758	2,875
Payment of debt	(15,867)	(6,037)
Settlement of cash flow hedge	(4)	-
Issuance of common stock under employee stock plans	371	297
Repurchase of common stock	(2,883)	(2,728)
Excess tax benefit from stock-based compensation	145	58
Cash dividends paid	(1,250)	(1,184)
Net cash provided by (used in) financing activities	1,344	(6,571)

Increase in cash and cash equivalents	2,300	2,970
Cash and cash equivalents at beginning of period	15,133	12,163
Cash and cash equivalents at end of period	$17,433	$15,133

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2015	July 31, 2015	October 31, 2014

Net revenue:(a)(b)
Personal Systems	$7,694	$7,491	$8,948
Printing	4,965	5,163	5,801
Total Printing and Personal Systems Group	12,659	12,654	14,749
Enterprise Group	7,358	7,007	7,248
Enterprise Services	5,020	4,976	5,511
Software	958	845	1,026
HP Financial Services	802	806	906
Corporate Investments	5	4	5
Total segments	26,802	26,292	29,445
Elimination of intersegment net revenue and other	(1,088)	(943)	(1,039)

Total HP consolidated net revenue	$25,714	$25,349	$28,406

Earnings before taxes:(a)(b)

Personal Systems	$294	$222	$355
Printing	862	921	1,056
Total Printing and Personal Systems Group	1,156	1,143	1,411
Enterprise Group	1,029	912	1,072
Enterprise Services	412	297	377
Software	288	174	322
HP Financial Services	87	87	110
Corporate Investments	(149)	(148)	(107)
Total segment earnings from operations	2,823	2,465	3,185

Corporate and unallocated costs and eliminations	(261)	(129)	(316)
Stock-based compensation expense	(234)	(159)	(128)
Amortization of intangible assets	(246)	(242)	(226)
Restructuring charges	(591)	(25)	(604)
Acquisition and other related charges	(20)	(47)	(3)
Separation costs	(509)	(401)	-
Defined benefit plan settlement charges	(54)	(114)	-
Impairment of data center assets	-	(136)	-
Interest and other, net	(151)	(108)	(146)
Separation costs – early debt settlement	(167)	-	-

Total HP consolidated earnings before taxes	$590	$1,104	$1,762

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations,  and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
In connection with the separation, effective at the beginning of its fourth quarter of fiscal 2015, HP implemented an organizational change which resulted in the transfer of marketing optimization solutions business from the Software segment to the Commercial Hardware business unit within the Printing segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of net revenue from the Software segment to the Commercial Hardware business unit within the Printing segment. This change also resulted in the transfer of operating profit from the Software segment to the Commercial Hardware business unit within the Printing segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2015	2014

Net revenue:(a)(b)
Personal Systems	$31,469	$34,303
Printing	21,232	23,211
Total Printing and Personal Systems Group	52,701	57,514
Enterprise Group	27,907	27,723
Enterprise Services	19,806	22,398
Software	3,458	3,701
HP Financial Services	3,216	3,498
Corporate Investments	27	302
Total segments	107,115	115,136
Elimination of intersegment net revenue and other	(3,760)	(3,682)

Total HP consolidated net revenue	$103,355	$111,454

Earnings before taxes:(a)(b)

Personal Systems	$1,064	$1,270
Printing	3,865	4,229
Total Printing and Personal Systems Group	4,929	5,499
Enterprise Group	3,981	3,995
Enterprise Services	1,051	816
Software	760	828
HP Financial Services	349	389
Corporate Investments	(565)	(199)
Total segment earnings from operations	10,505	11,328

Corporate and unallocated costs and eliminations	(724)	(953)
Stock-based compensation expense	(709)	(560)
Amortization of intangible assets	(931)	(1,000)
Restructuring charges	(1,017)	(1,619)
Acquisition and other related charges	(90)	(11)
Separation costs	(1,259)	-
Defined benefit plan settlement charges	(168)	-
Impairment of data center assets	(136)	-
Interest and other, net	(572)	(628)
Separation costs – early debt settlement	(167)	-

Total HP consolidated earnings before taxes	$4,732	$6,557

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations,  and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
In connection with the separation, effective at the beginning of its fourth quarter of fiscal 2015, HP implemented an organizational change which resulted in the transfer of marketing optimization solutions business from the Software segment to the Commercial Hardware business unit within the Printing segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of net revenue from the Software segment to the Commercial Hardware business unit within the Printing segment. This change also resulted in the transfer of operating profit from the Software segment to the Commercial Hardware business unit within the Printing segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	October 31, 2015	July 31, 2015	October 31, 2014	Q/Q	Y/Y

Net revenue:(a)(b)

Printing and Personal Systems Group
Personal Systems
Notebooks	$4,384	$3,993	$4,869	10%	(10%)
Desktops	2,530	2,700	3,185	(6%)	(21%)
Workstations	472	507	558	(7%)	(15%)
Other	308	291	336	6%	(8%)
Total Personal Systems	7,694	7,491	8,948	3%	(14%)

Printing
Supplies	3,239	3,455	3,596	(6%)	(10%)
Commercial Hardware	1,345	1,305	1,628	3%	(17%)
Consumer Hardware	381	403	577	(5%)	(34%)
Total Printing	4,965	5,163	5,801	(4%)	(14%)
Total Printing and Personal Systems Group	12,659	12,654	14,749	0%	(14%)

Enterprise Group
Industry Standard Servers	3,552	3,335	3,370	7%	5%
Technology Services	1,862	1,881	2,093	(1%)	(11%)
Storage	819	784	878	4%	(7%)
Networking	905	823	669	10%	35%
Business Critical Systems	220	184	238	20%	(8%)
Total Enterprise Group	7,358	7,007	7,248	5%	2%

Enterprise Services
Infrastructure Technology Outsourcing	3,068	3,036	3,446	1%	(11%)
Application and Business Services	1,952	1,940	2,065	1%	(5%)
Total Enterprise Services	5,020	4,976	5,511	1%	(9%)

Software	958	845	1,026	13%	(7%)

HP Financial Services	802	806	906	0%	(11%)

Corporate Investments	5	4	5	25%	0%
Total segments	26,802	26,292	29,445	2%	(9%)

Elimination of intersegment net revenue and other	(1,088)	(943)	(1,039)	15%	5%

Total HP consolidated net revenue	$25,714	$25,349	$28,406	1%	(9%)

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
In connection with the separation, effective at the beginning of its fourth quarter of fiscal 2015, HP implemented an organizational change which resulted in the transfer of marketing optimization solutions business from the Software segment to the Commercial Hardware business unit within the Printing segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of net revenue from the Software segment to the Commercial Hardware business unit within the Printing segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2015	2014

Net revenue:(a)(b)
Printing and Personal Systems Group
Personal Systems
Notebooks	$17,271	$17,540
Desktops	10,941	13,197
Workstations	2,018	2,218
Other	1,239	1,348
Total Personal Systems	31,469	34,303

Printing
Supplies	13,979	14,917
Commercial Hardware	5,378	5,949
Consumer Hardware	1,875	2,345
Total Printing	21,232	23,211
Total Printing and Personal Systems Group	52,701	57,514

Enterprise Group
Industry Standard Servers	13,412	12,474
Technology Services	7,662	8,375
Storage	3,180	3,316
Networking	2,846	2,629
Business Critical Systems	807	929
Total Enterprise Group	27,907	27,723

Enterprise Services
Infrastructure Technology Outsourcing	12,107	14,038
Application and Business Services	7,699	8,360
Total Enterprise Services	19,806	22,398

Software	3,458	3,701

HP Financial Services	3,216	3,498

Corporate Investments	27	302
Total segments	107,115	115,136

Elimination of intersegment net revenue and other	(3,760)	(3,682)

Total HP consolidated net revenue	$103,355	$111,454

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
In connection with the separation, effective at the beginning of its fourth quarter of fiscal 2015, HP implemented an organizational change which resulted in the transfer of marketing optimization solutions business from the Software segment to the Commercial Hardware business unit within the Printing segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of net revenue from the Software segment to the Commercial Hardware business unit within the Printing segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	October 31, 2015	Q/Q	Y/Y

Segment operating margin:(a)(b)
Personal Systems	3.8%	0.8 pts	(0.2 pts)
Printing	17.4%	(0.4 pts)	(0.8 pts)
Total Printing & Personal Systems Group	9.1%	0.1 pts	(0.4 pts)

Enterprise Group	14.0%	1.0 pts	(0.8 pts)
Enterprise Services	8.2%	2.2 pts	1.4 pts
Software	30.1%	9.5 pts	(1.3 pts)
HP Financial Services	10.8%	0.0 pts	(1.3 pts)
Corporate Investments(c)	NM	NM	NM
Total segments	10.5%	1.1 pts	(0.3 pts)

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations, and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
In connection with the separation, effective at the beginning of its fourth quarter of fiscal 2015, HP implemented an organizational change which resulted in the transfer of marketing optimization solutions business from the Software segment to the Commercial Hardware business unit within the Printing segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the transfer of net revenue from the Software segment to the Commercial Hardware business unit within the Printing segment. This change also resulted in the transfer of operating profit from the Software segment to the Commercial Hardware business unit within the Printing segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(c)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2015	July 31, 2015	October 31, 2014

Numerator:
GAAP net earnings	$1,323	$854	$1,330
Non-GAAP net earnings	$1,687	$1,604	$2,014

Denominator:
Weighted-average shares outstanding during the reporting period	1,802	1,805	1,862
Dilutive effect of employee stock plans(a)	19	23	34
Weighted-average shares used to compute diluted net earnings per share	1,821	1,828	1,896

GAAP diluted net earnings per share	$0.73	$0.47	$0.70
Non-GAAP diluted net earnings per share	$0.93	$0.88	$1.06

(a)	Includes any dilutive effect of restricted stock units, restricted stock, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (In millions, except per share amounts)

	Twelve months ended October 31,
	2015	2014
	(Unaudited)

Numerator:
GAAP net earnings	$4,554	$5,013
Non-GAAP net earnings	$6,592	$7,145

Denominator:
Weighted-average shares outstanding during the reporting period	1,814	1,882
Dilutive effect of employee stock plans(a)	22	30
Weighted-average shares used to compute diluted net earnings per share	1,836	1,912

GAAP diluted net earnings per share	$2.48	$2.62
Non-GAAP diluted net earnings per share	$3.59	$3.74

(a)	Includes any dilutive effect of restricted stock units, restricted stock, stock options and performance-based awards.

Use of non-GAAP financial measures

To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP operating profit or earnings from operations, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash. HP also provides forecasts of non-GAAP diluted net earnings per share.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to net revenue on a constant currency basis is net revenue.

The GAAP measure most directly comparable to non-GAAP earnings from operations is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investments in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transaction, acquisition and other related charges, impairment of data center assets, and defined benefit plan settlement charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges in addition to separation related charges included in interest and other, net. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item and other tax benefits or charges as a consequence of the separation transaction. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

●
HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●
Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

●	Separation costs are expenses associated with HP’s separation into two independent publicly-traded companies. The charges are primarily related to third-party consulting, contractor fees and other incremental costs incurred to complete the separation. In addition HP incurred certain early debt settlement charges reported under interest and other, net. HP excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●	HP incurs cost related to its acquisitions, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory.

Because non-cash or non-capitalized acquisition and other related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

●	HP incurs impairment charges related to its exit from certain data centers. Such charges are inconsistent in amount and frequency. HP believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

●	HP incurs defined benefit settlement charges relating to U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●	As a result of the separation, HP recorded net tax benefits comprising the reversal of a previously recorded valuation allowance, the write off of certain deferred taxes that will no longer provide any future benefits to HP and the effect of a separation related tax deduction. HP believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of HP’s net earnings to other periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. Net capital expenditures is defined as investments in property, plant and equipment less proceeds from the sale of property, plant and equipment. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity. Because net capital expenditures includes proceeds from the sale of property, plant and equipment, HP believes that net capital expenditures provides a more accurate and complete assessment of HP’s liquidity. Because free cash flow includes the effect of net capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Total company net debt consists of total debt (including the effects of hedging) less gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments. Total company net cash consists of gross cash less total debt. HP Financial Services (“HPFS”) net debt consists of HPFS debt, which includes primarily intercompany equity that is treated as debt for segment reporting purposes, intercompany debt, and borrowing and funding related activity associated with HPFS and its subsidiaries, less HPFS cash. Total company net debt and total company net cash provide useful information to HP’s management about the state of HP’s consolidated condensed balance sheet. Operating company net debt is a non-GAAP measure that is defined as total company net debt less HPFS net debt. Operating company net cash is a non-GAAP measure that is defined as total company net cash less HPFS net debt. Operating company net debt and operating company net cash provide additional useful information to HP’s management about the state of HP’s consolidated condensed balance sheet by providing more transparency into the financial components of the operating company separate from HP’s financing business, which has different capital structure requirements and requires much greater leverage to run effectively.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●	Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings or non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●	Items such as restructuring charges and separation costs that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

●	HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

●	Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© 2015 HP Inc. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.